Exhibit 99.1

Gevo to Supply Renewable Hydrocarbon-Based Low-Carbon Intensity Racing Fuel Blendstock to Shell

ENGLEWOOD, CO, August 21, 2024 —Gevo, Inc. (NASDAQ: GEVO) announced a purchase agreement for its low-carbon intensity fuel blendstock with Shell Global Solutions Deutschland GmbH (“Shell”) for use in motorsports. Gevo’s renewable blendstock is suitable for premium motorsport fuels, demonstrating that sustainability and peak performance belong together.

Beginning with performance, Gevo’s low-carbon intensity fuel blendstock is expected to meet the robust demands of grueling racing schedules while providing enhanced net-energy storage and lower carbon emissions.

Gevo is committed to carbon abatement. By producing high-performance racing fuel blendstock from sustainable feedstocks like agricultural waste, which comply with the EU Renewable Energy Directive Annex IX requirements, Gevo is developing a crucial component for low-carbon fuel solutions.

“This is an important step towards a sustainable future,” says Damien Perriman, Gevo’s Chief Business Development Officer. “The racing industry exhilarates and inspires, and its enormous audience has an appreciation of what technology can do to enhance the human experience. Leading companies across the globe are looking to Gevo to deliver net-zero fuels and chemicals. With products like renewable fuels for all modes of transportation, specialty additives for lubricants, and sustainable chemicals that replace outdated technologies, Gevo is thrilled to drive this transformation.”

Matthias Mundt, General Manager Fuels Technology Future Mobility Portfolio at Shell, says: “As a supplier of specialty fuels to racing series around the world, Shell is focused on improving sustainability while maximizing efficiency and performance, such as with the 100% renewable race fuel we developed for the NTT INDYCAR series. We are pleased to collaborate with Gevo to explore the possibilities provided by their low-carbon intensity products.”

About Gevo

Gevo's mission is to convert renewable energy and biogenic carbon into sustainable fuels and chemicals with a net zero or better carbon footprint. Gevo’s innovative technology can be used to make a variety of products, including sustainable aviation fuel (“SAF”), motor fuels, chemicals, and other materials. Gevo’s business model includes developing, financing, and operating production facilities for these renewable fuels and other products. It currently runs one of the largest dairy-based renewable natural gas (“RNG”) facilities in the United States. It also owns the world’s first production facility for specialty alcohol-to-jet (“ATJ”) fuels and chemicals. Gevo emphasizes the importance of sustainability by tracking and verifying the carbon footprint of their business systems through its Verity subsidiary.

For more information, see www.gevo.com.

Forward Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, Shell and its subsidiaries, Gevo’s products and their performance, and other statements that are not purely statements of historical fact. These forward-looking statements are made based on the current beliefs, expectations, and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2023 and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Media Contact

Lindsay Fitzgerald

SVP, Public Affairs

PR@gevo.com

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